Exhibit 10.1

EXHIBIT A

Amendments to the 1999 Stock Option Plan

and the Stock Option Agreements

Evidencing Outstanding Options Granted Thereunder

1.	Each of the following definitions contained in Section 2 of the 1999 Plan are amended and restated, and each of the following new definitions are added to Section 2 of the 1999 Plan, in each case to read in its entirety as follows:

“Affiliate” means any Person that is controlled by, controlling or under common control with the Company; a Person shall be deemed to “control” another Person if such Person directly or indirectly has the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of securities, by contract or otherwise; the terms “controlling” and “controlled by” have correlative meaning.

“Change in Control” means the occurrence of any one or more of the following events or conditions:

(i) any “person” or any “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), but excluding the Company, any Subsidiary of the Company and any employee benefit plan of the Company or any of its Subsidiaries, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities representing 50% or more of the total combined voting power of the Company’s Voting Securities;

(ii) the consummation of a merger, consolidation, share exchange or similar form of corporate reorganization of the Company, or any such type of transaction involving the Company or any of its Subsidiaries that requires the approval of the Company’s shareholders (whether for such transaction or the issuance of securities in the transaction or otherwise), or the sale or other disposition in one transaction or a series of transactions of all or substantially all of the assets of the Company (any of the foregoing events being referred to herein as a “Business Combination”), unless such Business Combination also constitutes a Non-Control Transaction (as defined below);

(iii) individuals constituting the Board as of August 1, 2006 (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board (or the board of directors or similar governing body of the surviving entity or its ultimate parent company in the case of a merger, consolidation or reorganization of the Company whose principal purpose is to change the Company’s state of incorporation, form a holding company or effect a similar reorganization as to form); provided, however, that any individual whose election to the Board, or whose nomination for election to the Board by the Company’s stockholders, was approved or recommended by at least two-thirds (2/3) of the directors then comprising the Incumbent Board shall be deemed to be a member of the Incumbent Board unless such individual’s initial assumption of office occurs as a result of either an actual

Exhibit A-1-

or threatened proxy contest relating to the election of directors (including by way of consent solicitation); or

(iv) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company.

“Non-Control Transaction” means any Business Combination immediately following which both of the following conditions are satisfied:

(i) more than 50% of the total combined voting power of the Voting Securities of the corporation or other entity resulting from such Business Combination (including a corporation or other entity that acquires all or substantially all of the assets of the Company or that beneficially owns, directly or indirectly, 100% of the Company’s Voting Securities) or the ultimate parent company thereof is represented by shares that comprised Voting Securities of the Company immediately prior to such Business Combination (either by remaining outstanding or by being converted), and such voting power is in substantially the same proportion as the voting power of such Voting Securities of the Company immediately prior to such Business Combination; and

(ii) at least a majority of the members of the board of directors or equivalent governing body of the corporation or other entity resulting from such Business Combination or the ultimate parent company thereof were Incumbent Directors at the time of the Board’s approval of the initial agreement providing for such Business Combination.

“Plan” means this Plan as defined in Section 1 hereof, as the same may be modified, amended or supplemented from time to time in accordance with the terms hereof.

“Subsidiary” means any entity, domestic or foreign, of which not less than 50 percent of the outstanding Voting Securities are owned or controlled, directly or indirectly, by the Company, whether or not such entity now exists or is hereafter organized or acquired.

“Voting Securities” of any corporation or other entity means those securities of such corporation or other entity entitling the holder thereof to vote in the election of directors of such corporation or other persons performing a similar function for such other entity.

2.	Section 7 of the 1999 Plan is amended to include the following provisions in their entirety as new Sections 7(f) and (g):

“(f) Accelerated Vesting Upon a Change in Control. Notwithstanding the provisions of Section 7(a), if a Change in Control shall occur at any time, then all of the Tranche B Options that remain outstanding and unvested as of the date of such Change in Control (in addition to any pro-rated vesting pursuant to Section 7(c) above if such Change in Control also constitutes a Sale of the Company) shall become Vested Options effective as of immediately prior to, but subject to in the

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case of a Change in Control specified in clauses (ii) and (iv) of the definition thereof, the consummation of, such Change in Control.”

“(g) Procedures Upon a Sale of the Company or Change in Control. Anything contained in this Plan to the contrary notwithstanding: (i) the Company shall give each holder of a Tranche B Option written notice of an actual or proposed Sale of the Company or Change in Control as promptly as practicable after becoming aware thereof in order to give such holder an opportunity to exercise his or her Options and participate in such Sale of the Company or Change in Control, where applicable; and (ii) with respect to a Change in Control specified in clause (ii) or (iv) of the definition thereof (or a Sale of the Company also coming within such clause (ii) or (iv) of such definition), (A) any notice of the exercise of Tranche B Options that will become vested pursuant to Section 7(c) or Section 7(f) shall be conditioned upon the consummation of such Change in Control (or Sale of the Company), and (B) upon the exercise of Tranche B Options that become vested pursuant to Section 7(c) or Section 7(f), such exercise shall be deemed to be effective, and the Shares issuable upon such exercise shall be deemed to be issued, simultaneously with the consummation of such Change in Control (or Sale of the Company), provided that either (x) the aggregate exercise price therefor shall have been paid to the Company in accordance with the applicable provisions of this Plan or (y) other reasonable and adequate provision is made by the Committee for the payment thereof in connection with such Change in Control (or Sale of the Company).

3.	Section 8 of the 1999 Plan is amended to include the following provisions in their entirety as new Sections 8(f) and (g):

“(f) Accelerated Vesting Upon a Change in Control. Notwithstanding the provisions of Section 8(a), if a Change in Control shall occur at any time, then all of the Tranche C Options that remain outstanding and unvested as of the date of such Change in Control (in addition to any pro-rated vesting pursuant to Section 8(c) above if such Change in Control also constitutes a Sale of the Company) shall become Vested Options effective as of immediately prior to, but subject to in the case of a Change in Control specified in clauses (ii) and (iv) of the definition thereof, the consummation of, such Change in Control.”

“(g) Procedures Upon a Sale of the Company or Change in Control. Anything contained in this Plan to the contrary notwithstanding: (i) the Company shall give each holder of a Tranche C Option written notice of an actual or proposed Sale of the Company or Change in Control as promptly as practicable after becoming aware thereof in order to give such holder an opportunity to exercise his or her Options and participate in such Sale of the Company or Change in Control, where applicable; and (ii) with respect to a Change in Control specified in clause (ii) or (iv) of the definition thereof (or a Sale of the Company also coming within such clause (ii) or (iv) of such definition), (A) any notice of the exercise of Tranche C Options that will become vested pursuant to Section 8(c) or Section 8(f) shall be conditioned upon the consummation of such Change in Control (or Sale of the Company), and (B) upon the exercise of Tranche C Options that become vested pursuant to Section 8(c) or Section 8(f), such exercise shall be deemed to be effective, and the Shares issuable upon such exercise shall be deemed to be issued, simultaneously with the consummation of such Change in Control (or Sale of the Company), provided that

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either (x) the aggregate exercise price therefor shall have been paid to the Company in accordance with the applicable provisions of this Plan or (y) other reasonable and adequate provision is made by the Committee for the payment thereof in connection with such Change in Control (or Sale of the Company).

4.	Section 12(d) of the 1999 Plan, regarding restrictions on the transfer of Shares received upon the exercise of Vested Options, and Section 12(f) of the 1999 Plan, regarding the requirement of certain additional restrictive agreements as a condition to the exercise of a Vested Option, are deleted in their entirety and the restrictions contained therein are terminated for all purposes with respect to Options outstanding as of the date of this amendment.

5.	Each Option Agreement evidencing outstanding Options granted under the 1999 Plan shall be deemed amended to the extent necessary to reflect the foregoing amendments to the 1999 Plan.

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